PRICING SUPPLEMENT NO. 55                                        Rule 424(b)(3)
DATED: February 9, 1999                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                      $7,315,015,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
                  With Minimum Maturity of Nine Months from Date of Issue

Principal Amount: $33,000,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 2/12/99    Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 2/15/2000        CUSIP#: 073928 HC 0

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:

                                             Optional                 Optional
                         Redemption          Repayment                Repayment
Redeemable On            Price(s)            Date(s)                  Price(s)
-------------            --------            -------                  --------
N/A                      N/A                 N/A                      N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  5.180%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):
----------------------------------

*     On August 12, 1999 and February 15, 2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


NYFS04...:\25\22625\0122\2041\SUP2109T.080